EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Wasatch Food Services, Inc.  (the “Company”) on Form 10-Q for the fiscal quarter ended December 31, 2009 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: February 16, 2010	By:	/s/ Chenglin Wang
	Name:	Chenglin Wang
	Title:	Chief Financial Officer, Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wasatch Food Services, Inc. will be retained by Wasatch Food Services, Inc. and furnished to the U.S. Securities and Exchange Commission or its staff upon request.

32.2